Exhibit 10.17
 Cooperation Agreement

Party A: Hangzhou Pengtuo Animation Technology Co. Ltd.

Party B: Hangzhou Kunjiang Education Technology Co. Ltd.

Through friendly consultations, Party A and Party B enter into the following agreement regarding jointly developing a 3D Cartoon names “Colony” (“Colony”).

I.  Contents on cooperation

The cartoon “Colony”

II. Party A and Party B’s mutual responsibilities

1)	Party A shall be responsible for the complete process, such as preliminary planning, animation, post processing and animation synthesis etc.

2)	Party B shall be responsible for marketing and promotion.

III. Capital Investment

The total investment is RMB 1.4 million. Among this amount, Party A shall invest RMB 450,000 and Party B shall invest RMB 950,000. The investment from both parties with one time payment shall be in place before November 25, 2010.

IV. Term of the Cooperation

From November 15, 2010 to November 15, 2015.

V. Profit Distribution

            The list of source of revenue:

1)	The production of PC Console Games, online Games, PS2, Will, NDSL, PSP, mobile games etc.

2)	The operation of Card Trading Game Systems.

3)	Garage kit，plush toys, cell phone accessories and related products.

4)	Distribution on the oversea copyright of the cartoon through various channels

5)	Copyright sales through book publishers.

6)	Copyright revenue from image usage of the Cartoon characters.

7)	Publish special edition such as drawing comic stories, seeing recreated works etc.

8)	Copyright revenue from audio/video products sales through audio and video products publisher and Audio-visual products vendors.

9)	Broadcasting revenue from TV stations and related advertisement revenue.

10)	Revenue from trademark sales and copyright of the cartoon design.

11)	Online sales revenue from virtual commodities.

12)	Franchised chain stores and amusement part.

This project will be managed with independent accounting. Profit distribution: Party A account for 30%, and Party B account for 70%. VI. For outstanding issues, Party A and Party B shall settle through negotiation. VII This Agreement contains two original copies and each party has one copy.

Party A: Hangzhou Pengtuo Animation Technology Co. Ltd.

(Seal)

Representative Signature: (Signed)

Party B: Hangzhou Kunjiang Education Technology Co. Ltd.

(Seal)

Representative Signature: (Signed)

Date: Nov. 15, 2010